Exhibit 23.2

Consent of Independent Auditor

We consent to the use of our report dated November 13, 2020, with respect to the consolidated financial statements of Shine Holdco (UK) Limited, included herein and to the reference to our firm under the heading ‘Experts’ in the prospectus.

/s/ KPMG LLP

London, United Kingdom

August 2, 2021